INVESTMENT AGREEMENT

         Investment Agreement dated as of April 14, 1999, (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among Danielson Holding Corporation, a Delaware corporation (the "Company"), Samstock, L.L.C., a Delaware limited liability company ("Samstock"), and Martin J. Whitman, individually ("Stockholder").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Stock Purchase and Sale Agreement, dated as of the date hereof, between the Company and Samstock (the "Purchase Agreement"), the Company has agreed to issue and sell to Samstock, and Samstock has agreed to purchase from the Company, an aggregate of (i) 2,000,000 newly issued shares (collectively, the "Shares") of the Company's Common Stock, par value $.10 per share ("Common Stock"), and (ii) a warrant to purchase an additional 2,000,000 shares of Common Stock. All capitalized terms used and not defined herein shall have the meanings given to them in the Purchase Agreement.

         WHEREAS, the Company, Samstock and the Stockholder are entering into this Agreement concurrently with the execution of the Purchase Agreement, to establish certain arrangements with respect to the relationships between them.

                    NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                VOTING OF COMPANY SECURITIES AND RELATED MATTERS

         1.1      Samstock and Stockholder Board Designees.

                  (a) Company and Stockholder hereby agree to take all action within their power to cause, on or prior to the Closing Date, (i) two members of the Company's Board of Directors acceptable to Samstock to resign, (ii) two of the resigning members of the Company's Board of Directors to be replaced by persons designated by Samstock who are reasonably acceptable to the Company (it being agreed by the Company that Sam Zell, Rod F. Dammeyer and Bill Pate are acceptable to the Company), and (iii) provided Sam Zell elects to serve as one of Samstock's director designees, Sam Zell to be elected Chairman of the Board of the Company (which Samstock acknowledges is a non-executive position). In addition, concurrently therewith, Company and Stockholder hereby agree to take all action within their power to cause to be formed an acquisition committee to the Company's Board of Directors (the "Acquisition Committee") consisting of four members to be comprised of Stockholder (who will serve as Chairman of the Acquisition Committee), David Barse and the two Samstock director designees.

                  (b) So long as Samstock owns directly or indirectly at least 1,000,000 shares of Company Voting Securities (as adjusted in the event of stock dividends, subdivisions or similar events) (i) Samstock shall have the right to designate two directors to the Company's Board of Directors who are reasonably acceptable to the Company (it being agreed that Sam

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Zell,  Rod F.  Dammeyer and Bill Pate are  reasonably  acceptable  to the
Company); (ii) the Company and Stockholder shall take all necessary or appropriate action to assist in the nomination and election as directors the individuals so designated by Samstock; (iii) Stockholder shall vote all Company Voting Securities now or hereafter owned of record by Stockholder and shall cause all Company Voting Securities owned of record or beneficially by him (other than any such shares which are owned beneficially or of record by Whitman Hefferan & Rhein Workout Fund, L.P. or the Third Avenue Value Fund, together, the "Funds") to be voted at any election of directors of the Company in favor of the appointment as directors the individuals so designated by Samstock; (iv) in the event that Sam Zell is so designated by Samstock, the Company and Stockholder shall take all action necessary to cause Sam Zell to be nominated to be appointed as Chairman of the Board of Directors; and (v) the Company and Stockholder shall take all action necessary to maintain the Acquisition Committee comprised of four individuals including the two Samstock director designees. As used in this Agreement, the term "Company Voting Securities" shall mean Common Stock and any other Equity Securities entitled to vote generally for the election of directors. The Company shall maintain in effect at all times directors' and officers' liability insurance covering those persons who are designated to the Board of Directors hereunder by Samstock on terms reasonably acceptable to Samstock, it being agreed that the insurance in effect on the date of this Agreement is acceptable.

                  (c) So long as Stockholder and the Funds,  (i) own directly or indirectly collectively at least 500,000 shares of Voting Securities (as adjusted in the event of stock dividends, subdivisions or similar events) and
(ii) Stockholder is affiliated with both Funds in the same or substantially similar capacity in which Stockholder is affiliated as of the date hereof, Samstock shall vote all Company Voting Securities now or hereafter owned beneficially or of record by Samstock and shall cause all Company Voting Securities owned beneficially or of record by it, to be voted at any election of directors of the Company in favor of the appointment as directors each of, Stockholder and an additional individual designated by Stockholder and reasonably acceptable to Samstock.

         1.2 Approval of Proxy Proposals. Stockholder agrees to vote all Company Voting Securities now or hereafter owned of record or beneficially by him and shall use his best efforts to cause all Company Voting Securities now or hereafter owned beneficially by him, to be voted in favor of the Proxy Proposals.

                                   ARTICLE II

                               REGISTRATION RIGHTS

         2.1 Definitions. For purposes of this Article II:

         (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Act").

         (b) The term "Registrable Securities" means shares of Common Stock held, from time to time, by Samstock.

         (c) The term "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Act.



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         (d) The  term  "Shelf  Registration  Statement"  means  a  registration statement intended to effect a shelf registration in connection with a Rule 415 Offering.

         2.2      Shelf Registrations and Piggy-Back Registrations.

                  (a) Upon the earlier of (i) the Company's Board of Directors approving an acquisition proposal recommended by the Acquisition Committee or
(ii) the first anniversary of this Agreement, and provided Article Fifth of the Company's Certificate of Incorporation does not prohibit the sale, pledging or other disposition or transfer of the Registrable Securities, if the Company shall at any time receive a written request from Samstock (or its designee) on behalf of Samstock who are the holders of Registrable Securities that the Company file a Shelf Registration Statement with respect to any Registrable Securities, then, within sixty (60) days after the receipt of such request, the Company shall prepare and file with the SEC a Shelf Registration Statement (which shall include pledgees of any selling stockholder in the "plan of distribution") with respect to such number of Registrable Securities which the Holders request to be registered and use its reasonable efforts to cause such Shelf Registration Statement to become effective and keep such Shelf
Registration Statement effective until such time as all such Registrable Securities covered thereby have been sold or disposed of thereunder or sold, transferred or otherwise disposed of (other than pursuant to a pledge of such Registrable Securities) to a person that is not a Holder. Notwithstanding the foregoing, if the Company shall furnish to Samstock a certificate signed by the Chief Executive, Chief Operating, or Chief Financial Officer of the Company stating that, in the good faith judgment of a majority of the Disinterested Directors, it would be materially detrimental to the Company for such Shelf Registration Statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the Samstock's request; provided, however, that the Company may not utilize this right more than twice in any 12-month period. Notwithstanding the foregoing, Samstock and the Company agree that Samstock's right to request a Shelf Registration and the Company's obligation to effect a Shelf Registration shall terminate as of the earlier of (i) such time as Samstock no longer holds Registrable Securities or (ii) such time as the Company has filed two (2) Shelf Registration Statements at the request of Samstock (or its designee) and such previously filed Shelf Registration Statements have been effective for the period required under this Section 2.2(a).

                  (b) Piggyback Registration. If (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Act in connection with the public offering of such Common Stock by the Company solely for cash (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, stock plan or employee benefit plan; a registration relating solely to the issuance of securities to the security holders of an acquired company in connection with an acquisition; or a registration on any form which does not permit inclusion of selling stockholders), or the Company proposes to register any of its securities on behalf of a holder exercising demand registration rights, the Company shall, at such time, promptly give Samstock written notice of such registration. Upon the written request of Samstock given within 15 days after mailing of such notice by the Company, the Company shall cause to be registered under the Act all of the Registrable Securities that each Samstock has requested to be registered. Notwithstanding anything to the contrary in this Section 2.2(b), in connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this Section 2.2(b) to include any of the Holders' Registrable Securities in such underwriting or the registration statement relating thereto unless they accept the terms of the underwriting as



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

agreed upon between the Company and the underwriters selected by the  Company.
If  the  total  amount  of  securities,   including   Registrable Securities,
requested by Holders and other stockholders to be included in such offering exceeds the amount of securities offered other than by the Company that the underwriters reasonably believe can be offered without jeopardizing the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. To achieve any necessary reduction in the securities to be sold, the securities to be excluded from the offering shall first be selected (in each case, pro rata among such class of holders according to the total amount of securities proposed to be included in the registration statement or in such other proportions as shall mutually be agreed to by such class of holders) in the following order (subject to any contrary provisions in registration rights agreements executed by the Company prior to the date hereof): (i) first, securities being included on behalf of holders other than either Samstock or other holders of Registrable Securities shall be excluded; (ii) next, if additional securities must be excluded, Registrable Securities included pursuant to Section 2.2(b) shall be excluded; (iii) finally, if additional securities must be excluded, securities offered by the Company shall be excluded.

         2.3 Additional Obligations of the Company. Whenever the Company has filed a registration statement under this Article II, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered thereby.

         (b) Furnish to the holders of Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by such registration statement owned by them.

         (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or other jurisdictions as shall be reasonably requested by the holders of Registrable Securities, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not so subject.

         (d)  Notify  each  holder of  Registrable  Securities  covered  by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its best efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this
Section 2.3, each holder of Registrable Securities acknowledges that the Company shall have the right to suspend the use of the prospectus forming a part of a registration statement if such offering would interfere with a pending corporate transaction or for other reasons until such time as an amendment to the registration

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

statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each holder of Registrable Securities hereby covenants that it will (a) keep any such notice strictly confidential, and (b) not sell any shares of Common Stock pursuant to such prospectus during the period commencing at the time at which the Company gives the holder of Registrable Securities notice of the suspension of the use of such prospectus and ending at the time the Company gives the holder of Registrable Securities notice that it may thereafter effect sales pursuant to such prospectus. The Company shall only be able to suspend the use of such prospectus for periods aggregating no more than 90 days in respect of any registration.

         (e) Use its best efforts to cause all Registerable Securities to be listed on all securities exchanges on which similar securities issued by the Company are then listed.

         2.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II with respect to the Registrable Securities of any selling holder of Registrable Securities that such holder of Registrable Securities shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such holder's Registrable Securities and as may be required from time to time to keep such registration current.

         2.5 Expenses of Registration. All expenses incurred by or on behalf of the Company in connection with registrations, filings or qualifications pursuant to Section 2.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. In no event shall the Company be obligated to bear any underwriting discounts or commissions or brokerage fees or commissions relating to Registrable Securities or the fees and expenses of counsel to the selling holders of Registrable Securities.

         2.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Article II:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each holder and the affiliates of such holder, and their respective directors, officers, general and limited partners, agents and representatives (and the directors, officers, affiliates and controlling persons thereof), and each other person, if any, who controls such holder within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such statement is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such omission is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, affiliate or controlling

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person, as incurred,  any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder or controlling person. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (b) To the extent permitted by law, each selling holder of Registrable Securities will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and each such holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.5(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 2.5(b) exceed the gross proceeds from the offering received by such holder.

         (c) Promptly after receipt by an  indemnified  party under this Section
2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such

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indemnified   party  unless  (i)  the   employment  of  such  counsel  has  been
specifically authorized in advance by the indemnifying party, (ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party, (iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party within a reasonable period of time, or (iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties.

         (d) The  obligations  of the Company and the holders under this Section
2.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article II.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with any underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

         2.6 Reports Under the Exchange Act. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act; and

         (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information (and the Company shall take such action) as may be reasonably requested in availing any holder of Registrable Securities of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         2.7 No Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article II may only be assigned by a holder of Registrable Securities to a transferee or assignee of any Registrable Securities if immediately

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following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         2.8 Waiver Procedures. The observance by the Company of any provision of this Article II may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the holders of a majority of the Registrable Securities, and any waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities.

         2.9 "Market Stand-off" Agreement. Any holder of Registrable Securities, if requested by an underwriter of any registered public offering of Company securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other Company Voting Securities) held by such holder other than shares of Registrable Securities included in the registration during the seven days prior to, and during a period of up to 180 days following, the effective date of the registration statement. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1. Termination of this Agreement. This Agreement shall terminate immediately upon, and without further liability to any of the parties hereto, the termination of the Purchase Agreement in accordance with Article VIII thereof.

         3.2 Remedies. Each of Stockholder, Samstock and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to seek preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other party (or its Affiliates) without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

         3.3 Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

                           if to Samstock:

                           Samstock, L.L.C.
                           Two N. Riverside Plaza - Suite 600



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

                           Chicago, IL  60606
                           Attention:  Bill Pate
                           Fax: (312) 454-0610

                           with an additional copy to:

                           Rosenberg & Liebentritt, P.C.
                           Two N. Riverside Plaza - Suite 1600
                           Chicago, IL  60606
                           Attention:  President
                           Fax: (312) 454-0335

                           if to Whitman:

                           c/o Danielson Holding Corporation
                           767 Third Avenue
                           New York, NY 10017-2023
                           Attention:  David M. Barse
                           Fax: (212) 888-6704

                           with a copy to:


                           Danielson Holding Corporation
                           767 Third Avenue
                           New York, NY 10017-2023
                           Attention:  Ian M. Kirschner, Esq.
                           Fax: (212) 735-0003

         3.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto agree that they will use their best efforts at all times to support and defend this Agreement.

         3.5 Amendments. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto;

         3.6 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

         3.7 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         3.8 Counterparts; Facsimile Signatures. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose


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

behalf such counterpart is executed, but all of which taken together shall be one and the same agreement. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

         3.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         3.10 Assignments. This Agreement may not be assigned without the prior written consent of each party hereto, and any attempt to effect an assignment hereof without such consent shall be void.

                  3.11 Jurisdiction and Service of Process. THE COMPANY, PURCHASER AND STOCKHOLDER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREE THAT, SUBJECT TO THE OTHER PROVISIONS OF THIS AGREEMENT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT WHICH MAY BE LITIGATED SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY, PURCHASER AND STOCKHOLDER ACCEPTS FOR SUCH PARTY AND IN CONNECTION WITH SUCH PARTY'S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY, PURCHASER AND STOCKHOLDER AGREES TO ACCEPT SERVICE OF ALL PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH SUCH PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. IF ANY AGENT APPOINTED BY THE COMPANY, OR PURCHASER REFUSES TO ACCEPT SERVICE, SUCH PARTY HEREBY AGREES THAT SERVICE UPON SUCH PARTY BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COMPANY OR PURCHASER TO BRING PROCEEDINGS AGAINST THE COMPANY OR PURCHASER IN THE COURTS OF ANY OTHER JURISDICTION.

         3.12 Trial. THE COMPANY, PURCHASER AND STOCKHOLDER HEREBY WAIVES SUCH PARTY'S RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. THE COMPANY, PURCHASER AND STOCKHOLDER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY TO THIS AGREEMENT WITH RESPECT TO ANY ACTION COMMENCED BY ONE OF THEM AGAINST THE OTHER OF THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY, PURCHASER AND STOCKHOLDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY,

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

PURCHASER AND STOCKHOLDER FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY'S LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY'S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, Stockholder, Samstock and the Company have executed this Agreement as of the date first above written.

                                 SAMSTOCK, L.L.C.

                                     Donald J. Liebentritt
                                 ________________________________
                                 By: Donald J. Liebentritt, Vice President


                                 DANIELSON HOLDING CORPORATION


                                  By: David Barse
                                      __________________________
                                      David Barse
                                      President

                                      Martin J. Whitman
                                      __________________________
                                      Martin J. Whitman



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